Exhibit 10.22


                             FIRST AMENDMENT TO THE
                            O'REILLY AUTOMOTIVE, INC.
                           DIRECTOR STOCK OPTION PLAN


         WHEREAS, O'Reilly Automotive, Inc. (the "Company") has heretofore adopted the O'Reilly Automotive, Inc. Director Stock Option Plan (the "Plan"), under which shares of the Company's common stock, par value $.01 per share (the "Common Stock"), may be issued upon the exercise of stock options granted pursuant to and in accordance with the terms of the Plan; and

         WHEREAS, Section 11 of the Plan empowers the Board of Directors to alter and amend the Plan; and,

         WHEREAS, in order to provide a continuing means of fulfilling the purpose of the Plan, the Board of Directors of the Company has authorized the amendment of the Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted thereunder from 100,000 to 150,000; and

         WHEREAS, the stockholders of the Company approved the amendment of the Plan to increase the number of shares of Common Stock issuable thereunder at a meeting duly called and held on May 5, 1998;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Paragraph (a) of Section 4 of the Plan is hereby deleted in its entirety, and the following substituted in lieu thereof to constitute Paragraph
(a) of said Section 4 from and after the effectiveness of this Amendment:

                  "Subject to the provisions of Section 10 hereof, the Stock which may be issued pursuant to the exercise of Options granted under the Plan shall not exceed in the aggregate 150,000 shares of Stock."

         2. The provisions of this Amendment shall be effective as of May 6, 1998.

         3. Except and to the extent hereinabove set forth, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment is dated as of the 6th day of May, 1998.



                                          By:    /s/ Charles H. O'Reilly, Jr.
                                                 Charles H. O'Reilly, Jr.
                                                 Chairman of the Board